UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “our” or “us” or the “Company”.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 17, 2018, our Board of Directors unanimously appointed William Hayde as a member of our Board of Directors.

Biography of William Hayde

William Hayde has been the Managing Director of the Interim Opportunity Fund LLC and its advisor, Waterside Capital Advisors, Inc. since March 2018.  Since November 2017, William Hayde has served as a director of the Board Long Island Ice Tea’s Board of Directors. During 2013, William Hayde began serving as the Executive Vice President and a Co-Founder of Intercontinental Beverage Capital, Inc, a New York based Merchant Bank focused specifically on the beverage and consumer packaged goods industries. Since January 2011, William Hayde has been serving as Registered Vice President of Investment Banking Network 1 Financial Securities, Inc. and currently holds the following licenses: 6, 7, 24, 63,79.  From 2002-2009, he was co-owner of Waterville Investment Research which also operated the Hedge Fund Waterville Investment Partners LLP.  William Hayde maintains seats on the advisory boards of multiple public and private companies in the Consumer and Medical industries. From January 1997 through May of 2010, William Hayde was Head of Investment Banking for Brockington Securities and directed the firm’s underwriting activities, private placements, and initiation of trading of newly listed securities. From July of 1992 through March of 1995, William Hayde was Head of Corporate Finance and Trading at Aegis Capital. He received a B.A. degree from Stony Brook University in 1981.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: December 20, 2018	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer